Exhibit 5.1

Cira Centre 2929 Arch Street Philadelphia, PA 19104-2808 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

June 6, 2006

AmerisourceBergen Corporation

1300 Morris Drive

Chesterbrook, PA 19087-5594

Re:	Form S-4 Registration Statement (Reg. No. 333-132017)

Gentlemen and Ladies:

We have acted as special counsel to AmerisourceBergen Corporation, a Delaware corporation (the “Issuer”), and the subsidiaries listed on Schedule A hereto (each a “Guarantor” and collectively the “Guarantors”) in connection with the preparation and filing by the Issuer and the Guarantors of a Registration Statement on Form S-4 (Registration No. 333-132017) (the “Registration Statement”) for the purpose of registering the issuance of up to an aggregate principal amount of $400,000,000 of the Issuer’s 5 5/8% Senior Notes due 2012 (the “New 2012 Notes”) and $500,000,000 of the Issuer’s 5 7/8% Senior Notes due 2015 (the “New 2015 Notes,” together with the New 2012 Notes, the “New Notes”) and the Guarantors’ guarantees thereof (the “New Guarantees”) under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes and the New Guarantees are to be issued in exchange for an equal aggregate principal amount of the Issuer’s 5 5/8% Senior Notes due 2012 (the “Old 2012 Notes”) and 5 7/8% Senior Notes due 2015 (the “Old 2015 Notes,” together with the Old 2012 Notes, the “Old Notes”) and the Guarantors’ guarantees thereof pursuant to the Registration Rights Agreement (the “Registration Rights Agreement”), dated September 14, 2005, among the Issuer, the Guarantors, Lehman Brothers Inc., as representatives of the several initial purchasers, which is filed as Exhibit 4.8 to the Registration Statement. The New Notes are to be issued pursuant to the terms of the Indenture (the “Indenture”), dated September 14, 2005, by and among the Issuer, the Guarantors and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”), which is filed as Exhibit 4.5 to the Registration Statement. The Indenture provides that it is governed by the internal law of the State of New York. In addition, the Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”).

Boston    Charlotte    Harrisburg    Hartford    New York    Newport Beach    Palo Alto    Philadelphia    Princeton    San Francisco    Washington DC

Brussels    Frankfurt    London    Luxembourg    Munich    Paris

In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Issuer and the Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Issuer and the Guarantors.

We have relied upon a certificate delivered by the Trustee at the time of the execution of the Indenture certifying that the Indenture has been duly authorized, executed and delivered by the Trustee and we have assumed that the Indenture constitutes a legal, valid and binding agreement of the Trustee. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the New Notes and the New Guarantees.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The New Notes have been duly authorized by the Issuer and, when (a) the Registration Statement has been declared effective, (b) the Indenture has been duly qualified under the TIA, (c) the New Notes have been duly executed by the Issuer and (d) the New Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in exchange for the Old Notes in accordance with the Registration Rights Agreement and the terms set forth in the prospectus which is included in the Registration Statement, will constitute valid and legally binding obligations of the Issuer, as an issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors’ rights generally or debtors’ obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

2. The New Guarantees have been duly authorized by each respective Guarantor, and when (a) the Registration Statement has been declared effective, (b) the Indenture has been duly qualified under the TIA, (c) the New Notes have been duly executed by the Issuer, (d) the New Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in exchange for the Old Notes in accordance with the Registration Rights Agreement and the terms set forth in the prospectus which is included in the Registration Statement and (e) the New Guarantees have been duly executed by the Guarantors, will constitute valid and legally binding obligations of the applicable Guarantor party thereto enforceable against such Guarantor in accordance with the terms of the applicable New Guarantee, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors’ rights generally or debtors’ obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York, the laws of the Commonwealth Pennsylvania, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, and we express no opinion concerning the laws of any other jurisdiction. For purposes of rendering the opinions expressed herein in respect to the Guarantors listed on Schedule B hereto (each, a “Foreign Guarantor”), we have assumed with your permission that the laws of the state of incorporation for each Foreign Guarantor are identical in all respects to the corporate law of the Commonwealth of Pennsylvania.

The opinions expressed herein are rendered to the Issuer and the Guarantors in connection with the filing of the Registration Statement and for no other purpose. Neither the opinions expressed herein nor this letter nor any copies thereof may be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent except as noted below.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption “Legal

Matters.” In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Dechert LLP

Schedule A

Company	Jurisdiction of Formation
Ambulatory Pharmaceutical Services, Inc.	New Jersey

AmerisourceBergen Drug Corporation	Delaware

AmerisourceBergen Holding Corporation	Delaware

AmerisourceBergen Services Corporation	Delaware

AmeriSource Health Services Corporation	Delaware

AmeriSource Heritage Corporation	Delaware

AmeriSource Sales Corporation	Delaware

Anderson Packaging, Inc.	Illinois

APS Enterprises Holding Company	Delaware

ASD Specialty Healthcare, Inc.	California

AutoMed Technologies, Inc.	Delaware

Brownstone Pharmacy, Inc.	Connecticut

Capstone Med, Inc.	Delaware

Capstone Pharmacy of Delaware, Inc.	Maryland

Clinicare Concepts, Inc.	Florida

Compuscript, Inc.	New York

Computran Systems, Inc.	Oregon

Dunnington Rx Services of Massachusetts, Inc.	Massachusetts

Dunnington Rx Services of Rhode Island, Inc.	Rhode Island

Express Pharmacy Services, Inc.	Florida

Family Center Pharmacy, Inc.	Pennsylvania

Goot Nursing Home Pharmacy, Inc.	Arizona

Health Services Capital Corporation	Delaware

IHS Acquisition XXX, Inc.	Delaware

Imedex, Inc.	Georgia

Insta-Care Pharmacy Services Corporation	Texas

Integrated Commercialization Solutions, Inc.	California

International Physician Networks, L.L.C.	Delaware

Leading Educational Research Network, LLC	Georgia

Medical Initiatives, Inc.	Florida

Network for Medical Communication & Research, LLC	Georgia

NMCR Holdings, Inc.	Delaware

Pharm Plus Acquisition, Inc.	Delaware

Pharmacy Corporation of America, Inc.	California

Pharmacy Corporation of America-Massachusetts, Inc.	Delaware

Pharmacy Healthcare Solutions, Ltd.	Texas

PharMerica Drug Systems, Inc.	Maryland

PharMerica, Inc.	Delaware

PMSI, Inc.	Florida

Premier Pharmacy, Inc.	Delaware

Reimbursement Education Network, LLC	Delaware

Rombro’s Drug Center, Inc.	Maryland

RXFirst, Inc.	Florida

Solana Beach, Inc.	Delaware

Southwest Pharmacies, Inc.	Arizona

Specialty Pharmacy, Inc.	Delaware

Specialty Pharmacy of California, Inc.	California

Taylor & Manno Asset Recovery, Inc.	Florida

Telepharmacy Solutions, Inc.	Delaware

The Lash Group, Inc.	Delaware

Tmesys (TM), Inc.	Florida

US Bioservices Corporation	Delaware

Value Apothecaries, Inc.	Texas

Schedule B

Company	Jurisdiction of Formation
Ambulatory Pharmaceutical Services, Inc.	New Jersey

Anderson Packaging, Inc.	Illinois

ASD Specialty Healthcare, Inc.	California

Brownstone Pharmacy, Inc.	Connecticut

Capstone Pharmacy of Delaware, Inc.	Maryland

Clinicare Concepts, Inc.	Florida

Computran Systems, Inc.	Oregon

Dunnington Rx Services of Massachusetts, Inc.	Massachusetts

Dunnington Rx Services of Rhode Island, Inc.	Rhode Island

Express Pharmacy Services, Inc.	Florida

Goot Nursing Home Pharmacy, Inc.	Arizona

Imedex, Inc.	Georgia

Insta-Care Pharmacy Services Corporation	Texas

Integrated Commercialization Solutions, Inc.	California

Leading Educational Research Network, LLC	Georgia

Medical Initiatives, Inc.	Florida

Network for Medical Communication & Research, LLC	Georgia

Pharmacy Corporation of America, Inc.	California

Pharmacy Healthcare Solutions, Ltd.	Texas

PharMerica Drug Systems, Inc.	Maryland

PMSI, Inc.	Florida

Rombro’s Drug Center, Inc.	Maryland

RXFirst, Inc.	Florida

Southwest Pharmacies, Inc.	Arizona

Specialty Pharmacy of California, Inc.	California

Taylor & Manno Asset Recovery, Inc.	Florida

Tmesys (TM), Inc.	Florida

Value Apothecaries, Inc.	Texas